1 27th ANNUAL MEETING OF SHAREHOLDERS M A Y 2 0 , 2 0 2 5

2 Message from the CEO

3 Speaker Larry F. Mazza CEO, MVBF & MVB Bank

4 MVB’s Strategy on a Page (SOAP) Trust Commitment TeamworkRespect, Love & Caring Adaptive Compliance and Risk Management Talent and Culture Operational Excellence Our Why To positively impact people’s financial lives, one life at a time Purpose Trusted partners on the financial frontier, committed to your success Banking as a Service Strategic M&A Backer of FintechsBuilder of FintechsBanker of Choice to FintechsBanking That’s Tech-Forward Payments CoRe Lending & Deposits Client and Partner Relationships Victor Gaming

5 Growth of MVB Payment Vehicle Source: Company documents and SEC Filings. $128 $170 $331 $478 $0 $100 $200 $300 $400 $500 $600 2021 2022 2023 2024 55% CAGR Payment Revenue ($ Thousands) Average Payment Deposits ($ Millions) $695 $1,495 $4,760 $7,670 2021 2022 2023 2024 123% CAGR

6 Source: Company documents and SEC Filings $1,267 $1,257 $1,339 $1,704 $1,753 $716 $1,120 $1,232 $1,197 $941 $295 $483 $724 $1,092 $1,425 2020 2021 2022 2023 2024 Total Interest-bearing deposits Total Noninterest-bearing deposits Off Balance Sheet $3,993 On Balance Sheet: NIB/Total Deposits 35%Deposits ($ Millions) Continued Growth of Deposit Base Off balance sheet deposits have grown substantially including a 31% increase year-over- year from 2023. $4,119 $2,694 $2,278 $2,860 $3,295 16% CAGR

7 Growth of Fintech Banking at MVB | 2020 – 2024 Source: Company documents and SEC Filings. *Commercial and Retail. (F) – Fintech deposits. (C) – CoRe deposits. $829 $1,624 $1,855 $2,038 $2,289 2020 2021 2022 2023 2024 Gross Deposits ($ Millions) 29% CAGR Gross Fee Income ($ Thousands) $1,286 $6,394 $12,330 $2,983 $2,004 $12,739 $13,260 2020 2021 2022 2023 2024 Total gross fee income Digital Asset fee income Other fee income $15,722 $15,264 86% CAGR

8 0.94% 0.95% 0.47% 0.36% 1.17% 0.94% 0.64% 0.48% 0.52% 0.51% 0.00% 0.50% 1.00% 1.50% 2020 2021 2022 2023 2024 MVBF Peers Non-Performing Loans / Total Loans 0.14% 0.08% 0.36% 0.40% 0.20% 0.08% 0.04% 0.05% 0.29% 0.32% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 2020 2021 2022 2023 2024 MVBF - Auto MVBF - Non-Auto MVBF - Total Peers NCOs / Average Loans Source: Company documents, SEC filings and S&P Global Market Intelligence. Peers are defined in the 2023 Proxy Statement. Peer data reflects the most recent data publicly available. 1.88% 1.05% 1.01% 0.95% 0.94% 0.76% 1.16% 1.04% 1.20% 1.45% 0.00% 0.50% 1.00% 1.50% 2.00% 2020 2021 2022 2023 2024 MVBF Peers ACL / Total Loans Consistent, Top Tier Assets Quality Through Cycles Auto loans accounted for .27%, .20%, and .04% of MVBF’s NCOs/Average Loans for 2022, 2023, and 2024, respectively. Increase in non- performing loans due to migration of a commercial construction loan in the multifamily space of $13.5M

9 9.8% 9.6% 8.3% 8.6% 9.7% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0% 2020 2021 2022 2023 2024 Tangible Common Equity / Tangible Assets (%) (1) 11.0% 11.6% 9.8% 10.5% 11.2% 8.5% 9.0% 9.5% 10.0% 10.5% 11.0% 11.5% 12.0% 2020 2021 2022 2023 2024 Tier 1/Community Bank Leverage Ratio (%) Source: Company documents. (1) TCE/TA is for the Holding Company and is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures are included in the Appendix. All other capital ratios presented are from the Bank. Bank Capital Position 15.8% 16.8% 13.4% 15.1% 15.8% 0.0% 5.0% 10.0% 15.0% 20.0% 2020 2021 2022 2023 2024 Total Risk-Based Capital (%)

10 Awards & Accolades